UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Other Events

On November 20, 2015, Egalet Corporation (the “Company”) entered into a registration rights agreement (the “Registration Rights Agreement”) with stockholders Atlas Venture Fund VII, L.P., Danish Biotech SPV I P/S, Enso Ventures 2 Limited, Index Ventures III (Delaware) L.P., Index Ventures III (Jersey) L.P., Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P., Index Ventures Life VI (Jersey) L.P., Omega Fund IV, L.P., Shionogi Limited, Sunstone Life Science Ventures Fund II K/S and Yucca (Jersey) SLP (collectively, the “Stockholders”), in connection with certain pre-IPO obligations.  Pursuant and subject to the terms of the Registration Rights Agreement, the Stockholders are entitled to customary demand and piggyback registration rights, which are subject to customary underwriter cutback rights.  The Registration Rights Agreement also includes customary indemnification and expense reimbursement obligations in connection with registrations conducted pursuant to the Registration Rights Agreement.  The rights of each Stockholder under the Registration Rights Agreement terminate upon the earlier to occur of such time as Rule 144 or another similar exemption under the Securities Act of 1933, as amended, is available for the sale of all of such Stockholder’s shares without limitation and February 10, 2018.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of November 20, 2015, by and among Egalet Corporation and the stockholders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2015	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of November 20, 2015, by and among Egalet Corporation and the stockholders party thereto.